As filed with the Securities and Exchange Commission on August 15, 2003.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gemstar-TV Guide International Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4782077
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6922 Hollywood Boulevard

12th Floor

Los Angeles, California 90028

(Address, Including Zip Code, of Principal Executive Offices)

Gemstar-TV Guide International, Inc.

1994 Stock Incentive Plan, as Amended and Restated

(Full Title of the Plan)

Stephen H. Kay, Esq.

Executive Vice President, General Counsel, and Secretary

Gemstar-TV Guide International, Inc.

6922 Hollywood Boulevard, 12th Floor, Los Angeles, California 90028

(323) 817-4600

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Amy Bowerman Freed, Esq.

Hogan & Hartson L.L.P.

111 South Calvert Street,

Baltimore, Maryland 21202

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, par value $0.01 per share	60,000,000(1)(2) shares	$4.42(3)	$265,200,000.00(3)	$21,454.68(3)

(1)	This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus, and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares and rights which by reason of certain events specified in the Gemstar-TV Guide International, Inc. 1994 Stock Incentive Plan, as Amended and Restated (the “Plan”) may become subject to the Plan.

(2)	Each share registered is accompanied by a preferred stock purchase right pursuant to the registrant’s Amended and Restated Rights Agreement, by and between Gemstar-TV Guide International, Inc., a Delaware corporation, and American Stock Transfer & Trust Company, a New York company.

(3)	Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 11, 2003, as reported on the NASDAQ National Market System.

Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement is deemed to cover shares registered pursuant to the following earlier registration statements relating to the Plan: Registration Statement No. 333-05304, filed on July 19, 1996; Registration Statement No. 333-06886, filed on May 8, 1997; Registration Statement No. 333-77391, filed on April 29, 1999; Registration Statement No. 333-96407, filed on February 8, 2000; Post-Effective Amendment No. 1 to Registration Statement No. 333-96407, filed on February 9. 2000; Post-Effective Amendment No. 1 to Registration Statement No. 333-06886, filed on February 10, 2000; Post-Effective Amendment No. 1 to Registration Statement No. 333-05304, filed on February 10, 2000; Post-Effective Amendment No. 1 to Registration Statement No. 333-77391, filed on February 10, 2000; Registration Statement No. 333-31074, filed on February 24, 2000; Registration Statement No. 333-31170, filed on February 25, 2000; Registration Statement No. 333-42720, filed on August 1, 2000; Post-Effective Amendment No. 2 to Registration Statement No. 333-96407, filed on August 30, 2000; and Registration Statement No. 333-105531, filed on May 23, 2003.

INFORMATION REQUIRED BY GENERAL INSTRUCTION E TO FORM S-8

As permitted by General Instruction E to the Form S-8, this Registration Statement incorporates by reference the information contained in the earlier registration statements relating to the Gemstar-TV Guide International, Inc. 1994 Stock Incentive Plan, as Amended and Restated (the “Plan”): Registration Statement No. 333-05304, filed on July 19, 1996; Registration Statement No. 333-06886, filed on May 8, 1997; Registration Statement No. 333-77391, filed on April 29, 1999; Registration Statement No. 333-96407, filed on February 8, 2000; Post-Effective Amendment No. 1 to Registration Statement No. 333-96407, filed on February 9. 2000; Post- Effective Amendment No. 1 to Registration Statement No. 333-06886, filed on February 10, 2000; Post-Effective Amendment No. 1 to Registration Statement No. 333-05304, filed on February 10, 2000; Post-Effective Amendment No. 1 to Registration Statement No. 333-77391, filed on February 10, 2000; Registration Statement No. 333-31074, filed on February 24, 2000; Registration Statement No. 333-31170, filed on February 25, 2000; Registration Statement No. 333-42720, filed on August 1, 2000; Post-Effective Amendment No. 2 to Registration Statement No. 333-96407, filed on August 30, 2000; and Registration Statement No. 333-105531, filed on May 23, 2003, which information is hereby updated by the following information.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents filed with the SEC by Gemstar-TV Guide International, Inc. (the “Company”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the SEC on March 31, 2003;

(b)	The Company’s Quarterly Reports on Forms 10-Q for the quarterly period ended March 31, 2003 filed with the SEC on May 15, 2003 and for the quarterly period ended June 30, 2003 filed with the SEC on August 14, 2003;

(c)	The Company’s Current Reports on Forms 8-K filed with the SEC on January 9, 2003, January 23, 2003, February 7, 2003, March 10, 2003, April 2, 2003, April 18, 2003, May 6, 2003, May 12, 2003 and July 3, 2003;

(d)	The Company’s definitive proxy statement filed with the SEC on April 28, 2003; and

(d)	The description of the Company’s Common Stock contained in the Form 8-A filed on September 29, 1995, as amended on Forms 8-K, and the description of the Company’s Rights Agreement contained in its Registration Statement on Form 8-A filed under the Exchange Act on July 13, 1998, as amended on Forms 8-K.

All documents subsequently filed by the Company or by the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The Company’s Certificate of Incorporation and by-laws provide for indemnification of the officers and directors of the Company to the fullest extent permitted by law. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation has the power to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person must have acted in good faith and in such a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Item 8.	Exhibits

See the attached Exhibit Index at page II-3.

Item 9.	Undertakings

(1)	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(4)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 15, 2003.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

By:	/s/ JEFF SHELL
Jeff Shell
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeff Shell and Stephen H. Kay, and each of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFF SHELL Jeff Shell	Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2003

/s/ BRIAN D. URBAN Brian D. Urban	Chief Financial Officer (Principal Financial Officer)	August 15, 2003

II-1

Signature	Title	Date

/s/ LESTER SUSSMAN Lester Sussman	Senior Vice President, Finance (Principal Accounting Officer)	August 15, 2003

Peter Chernin	Director	August , 2003

/s/ DAVID F. DEVOE David F. DeVoe	Director	August 15, 2003

/s/ NICHOLAS DONATIELLO, JR. Nicholas Donatiello, Jr.	Director	August 15, 2003

/s/ PERRY A. LERNER Perry A. Lerner	Director	August 15, 2003

/s/ DOUGLAS B. MACRAE Douglas B. Macrae	Director	August 15, 2003

/s/ JAMES E. MEYER James E. Meyer	Director	August 15, 2003

/s/ K. RUPERT MURDOCH K. Rupert Murdoch	Director	August 15, 2003

/s/ LACHLAN K. MURDOCH Lachlan K. Murdoch	Director	August 15, 2003

II-2

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Hogan & Hartson L.L.P. (opinion re legality).

23.1	Consent of Ernst & Young LLP (consent of independent auditors).

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included in this Registration Statement under “Signatures”)

II-3